                 BRAND SCAFFOLD SERVICES, INC. AND SUBSIDIARIES

                       RATIO OF EARNINGS TO FIXED CHARGES

                         (IN THOUSANDS, EXCEPT RATIOS)

                                                                                                         THREE MONTHS ENDED
                                                                                  YEAR ENDED                JUNE 30, 1998
                                                                               DECEMBER 31, 1997             (UNAUDITED)
                                                                               -----------------             -----------

Income (loss) before income taxes                                                   $(5,341)                    $3,476

Interest expense                                                                      15,422                     8,359
Capitalized interest                                                                       -                         -
One-third of rents payable in the next year                                              445                       239
                                                                               ------------------------------------------
Income (loss) before income taxes, interest and one-third rents                       10,526                    12,074
                                                                               ==========================================

Interest expense                                                                      15,422                     8,359
One-third of rents payable in the next year                                              445                       239
                                                                               ------------------------------------------
Interest expense plus one-third of rents                                              15,867                     8,598
                                                                               ==========================================

Ratio of earnings to fixed charges                                                 0.66 to 1                 1.19 to 1
